Exhibit 10.2

LIMITED WAIVER

THIS LIMITED WAIVER TO LOAN AGREEMENT, dated as of July 3, 2008 (this "Waiver"), is entered into by and among THREE PILLARS FUNDING LLC, formerly known as Three Pillars Funding Corporation, as lender ("Three Pillars"), SUNTRUST ROBINSON HUMPHREY, INC., formerly known as SunTrust Capital Markets, Inc., as administrator (the "Administrator"), CVTI RECEIVABLES CORP. ("CVTI"), and COVENANT TRANSPORTATION GROUP, INC., formerly known as Covenant Transport, Inc., a Nevada corporation, ("Covenant Nevada").  Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement (defined below).

WHEREAS, Three Pillars, CVTI, Covenant Nevada and the Administrator are parties to that certain Loan Agreement, dated as of December 12, 2000 (as amended to date, the "Loan Agreement");

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Limited Waiver.  Pursuant to Section 11.7(h) of the Agreement, a Servicer Event of Default shall occur if a default shall have occurred (regardless of whether or not such default has been waived or is continuing) with respect to any Debt in excess of $5,000,000 the obligator of which is Covenant Nevada and pursuant to Section 10.2(a) of the Agreement, an Amortization Event shall occur if a Servicer Event of Default shall occur.  CVTI and Covenant Nevada hereby inform the Administrator of certain defaults under the Second Amended and Restated Credit Agreement, dated as of December 21, 2006, by and among Covenant Asset Management, Inc., Covenant Nevada, certain affiliates of the foregoing as guarantors, Bank of America, N.A., as administrative agent and certain lender parties thereto, which defaults (the "Revolving Credit Defaults") are described in that certain Amendment No. 2, Consent and Limited Waiver to Second Amended and Restated Credit Agreement dated as of June 30, 2008 (the "Revolving Credit Waiver").  CVTI and Covenant Nevada each agree that each of the Revolving Credit Defaults constitutes a Servicer Event of Default and an Amortization Event and CVTI and Covenant Nevada each hereby requests that Three Pillars and the Administrator each waive such Revolving Credit Defaults.  Subject to the following, each of Three Pillars and the Administrator hereby waives (a) each of the Servicer Events of Default and Amortization Events arising from the Revolving Credit Defaults described in Sections 3(a), (b), (d) and (e) of the Revolving Credit Waiver, subject, in the case of the Revolving Credit Defaults described in Section s3(d) and (e) of the Revolving Credit Waiver, to the satisfaction of each condition set forth in such Sections 3(d) and (e) and (b) for the period beginning on June 30, 2008 and ending on August 29, 2008, any Servicer Events of Default and Amortization Events arising from the Revolving Credit Default described in Section 3(c) of the Revolving Credit Waiver.

SECTION 2.  Reservation of Rights.  Other than as provided in Section 1 above, neither Three Pillars nor the Administrator have waived, are not by this Waiver waiving, and have no intention of waiving, any Event of Default, Amortization Event or Servicer Event of Default which may be continuing on the date here.

SECTION 3.  Representations and Warranties.  Upon the effectiveness of this Waiver, (i) each of CVTI and Covenant Nevada hereby reaffirms all representations and warranties made by it in the Loan Agreement and agrees that all such representations and warranties shall be deemed to have been remade as of the effective date of this Waiver (except to the extent that such representation or warranties expressly related to an earlier date) and (ii) each of CVTI and Covenant Nevada hereby represents and warrants that no Unmatured Significant Event, Event of Default, Amortization Event or Servicer Event of Default has occurred or is continuing (other than as discussed herein).

SECTION 4.  Binding Effect.  This Waiver shall become binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns upon the later to occur of (a) execution of this Waiver by each of the parties hereto and (b) receipt by the Administrator of a waiver fee (which shall upon payment be fully earned and non-refundable in whole or in part) in an amount equal to 0.10% of the Facility Limit.

SECTION 5.  Governing Law.  This Waiver will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

SECTION 6.  Severability.  Each provision of this Waiver shall be severable from every other provision of this Waiver for the purposes of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Waiver in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 7.  Counterparts.  This Waiver may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 8.  Expenses.  Covenant Nevada agrees to pay all reasonable out of pocket costs and expenses incurred by the Administrator (including fees and expenses of counsel) in connection with the preparation and negotiation of this Waiver.

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IN WITNESS WHEREOF, the parties have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THREE PILLARS	THREE PILLARS FUNDING LLC

	By:	/s/ Davis J. Hean
Title: Vice President

THE BORROWER:	CVTI RECEIVABLES CORP.

	By:	/s/ M. David Hughes
M. David Hughes
Treasurer

THE ADMINISTRATOR:	SUNTRUST ROBINSON HUMPHREY, INC.

	By:	/s/ Joseph R. Franke
Title: Director

THE MASTER SERVICER:	COVENANT TRANSPORTATION GROUP, INC., a Nevada holding corporation

	By:	/s/ M. David Hughes
M. David Hughes
Senior Vice President, Treasurer

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